SCHEDULE 13D:  EXHIBIT 1

                             THE RAYTECH CORPORATION
               ASBESTOS PERSONAL INJURY SETTLEMENT TRUST AGREEMENT

         The Raytech Corporation Asbestos Personal Injury Settlement Trust Agreement ("PI Trust Agreement"), dated the date set forth on the signature page hereof and effective as of the Effective Date, is entered into by Raytech Corporation ("Raytech," the "Settlor," or the "Debtor"), a Delaware corporation, the Debtor and debtor-in-possession in Case No. 5-89-00293 in the United States Bankruptcy Court for the District of Connecticut as Settlor; the Legal Representative; the Official Committee of Unsecured Creditors ("Committee"); and the Trustees ("Trustees") and the members of the PI Trust Advisory Committee ("TAC") identified on the signature page hereof and appointed at Confirmation pursuant to the Raytech Corporation's Second Amended Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, dated as of April 19, 2000 ("Plan"), as such Plan may be amended, modified or supplemented from time to time. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Plan, and such definitions are incorporated herein by reference. All capitalized terms not defined herein or defined in the Plan, but defined in the Bankruptcy Code or Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Rules, and such definitions are incorporated herein by reference.

         WHEREAS, at the time of the entry of the order for relief in the Chapter 11 case, Raytech was named as a defendant in actions involving personal injury ("PI") or death claims caused by exposure to asbestos-containing products for which Raymark Industries, Inc. and its predecessors and affiliates have legal liability ("PI Trust Claims" as defined in the Plan); and

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         WHEREAS,  Raytech has reorganized under the provisions of Chapter 11 of the Bankruptcy Code in a case pending in the United States Bankruptcy Court for the District of Connecticut, known as IN RE RAYTECH CORPORATION, DEBTOR, Case No. 5-89-00293; and

         WHEREAS, the Plan has been confirmed by the Bankruptcy Court; and

         WHEREAS, the Plan provides, INTER ALIA, for the creation of the Raytech Corporation Asbestos Personal Injury Settlement Trust (the "PI Trust"); and

         WHEREAS, pursuant to the Plan, the PI Trust is to use its assets and income to satisfy all PI Trust Claims; and

         WHEREAS, it is the intent of Raytech, the Trustees, the Committee, the TAC, and the Legal Representative that the PI Trust be administered, maintained, and operated at all times through mechanisms that provide reasonable assurance that the PI Trust will satisfy all PI Trust Claims pursuant to the Raytech Corporation Asbestos Personal Injury Trust Distribution Procedures ("Procedures") that are attached hereto as Exhibit 1 in substantially the same manner, and in strict compliance with the terms of this PI Trust Agreement; and

         WHEREAS, pursuant to the Plan, the PI Trust is intended to qualify as a "qualified settlement fund" within the meaning of section 1.468B-1 ET SEQ. of the Treasury Regulations promulgated under section 468B of the Internal Revenue Code ("IRC"); and

         WHEREAS, the Bankruptcy Court has determined that the PI Trust and the Plan satisfy all the prerequisites for an injunction pursuant to section 524(g) of the Bankruptcy Code, and such injunction has been entered in connection with the Confirmation Order;

         NOW, THEREFORE, it is hereby agreed as follows:

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                                    SECTION 1

                               AGREEMENT OF TRUST

         1.1 CREATION AND NAME. Raytech as Settlor hereby creates a trust known as the "Raytech Corporation Asbestos Personal Injury Settlement PI Trust," which is the PI Trust provided for and referred to in the Plan. The Trustees of the PI Trust may transact the business and affairs of the PI Trust in the name of the PI Trust.

         1.2 PURPOSE. The purpose of the PI Trust is to assume the liabilities of Raytech, and its predecessors and successors in interest, for all PI Trust Claims and to use the PI Trust's assets and income to pay the holders of all PI Trust Claims in accordance with this PI Trust Agreement and the Procedures in such a way that such holders of PI Trust Claims are treated fairly, equitably and reasonably in light of the extremely limited assets available to satisfy such claims, and to otherwise comply in all respects with the requirements of a trust set forth in section 524(g)(2)(B) of the Bankruptcy Code.

         1.3 TRANSFER OF ASSETS. Pursuant to the Plan, the number of shares of Raytech Common Stock plus the amount of Available Cash shown on Schedule A attached hereto have been transferred and assigned to the PI Trust to settle and discharge all PI Trust Claims. Pursuant to the Plan, Raytech, its successors in interest thereto, from and after the Effective Date ("Reorganized Raytech"), Raymark and others may also transfer and assign additional assets to the PI Trust from time to time. Such additional assets are anticipated to include, but are not limited to, certain Tax Refunds and Tax Benefits to be transferred pursuant to the Tax Assignment and Assumption Agreement attached as Exhibit "G" to the Plan. In all events, such assets will be transferred to the PI Trust free and clear of any liens or other claims by Raytech, Reorganized Raytech, any creditor, shareholder, or other entity. Raytech, Reorganized Raytech, Raymark and any other transferors shall also execute and deliver such documents to the

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PI Trust as the Trustees reasonably request to transfer and assign the stock and other assets (the "PI Trust assets") to the PI Trust.

         1.4      ACCEPTANCE OF ASSETS AND ASSUMPTION OF LIABILITIES.

                  (a) In furtherance of the purposes of the PI Trust, the Trustees, on behalf of the PI Trust, hereby expressly accept the transfer and assignment to the PI Trust of the PI Trust assets in the time and manner as contemplated in the Plan.

                  (b) In furtherance of the purposes of the PI Trust, the Trustees, on behalf of the PI Trust, expressly assume all liability for all PI Trust Claims. Except as otherwise provided in this PI Trust Agreement and the Procedures, the PI Trust shall have all defenses, cross-claims, offsets, and recoupments, as well as rights of indemnification, contribution, subrogation, and similar rights, regarding such claims that Raytech or Reorganized Raytech has or would have had under applicable law. Regardless of the foregoing, however, Section 5.6 of the Procedures provides that, except as to holders of Asbestos Personal Injury Contribution Claims and except as to holders of any PI Trust Claims time-barred as of March 10, 1989, the Petition Date, the PI Trust shall have no rights and defenses based on state and federal statutes of limitations and repose it might otherwise assert against holder of PI Trust Claims. No provision herein or in the Procedures shall be construed to mandate distributions on any claims or other actions that would contravene the PI Trust's compliance with the requirements of a qualified settlement fund within the meaning of section 1.468B-1 ET SEQ. of the Treasury Regulations promulgated under section 468B of the IRC.

                  (c) Raytech and Reorganized Raytech shall be entitled to indemnification from the PI Trust for any expenses, costs, fees (including attorneys' fees and costs, but excluding any such expenses, costs, and fees incurred prior to the Effective Date), judgments, settlements, or other

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liabilities  (excluding  judgments,  settlements or liabilities actually paid by
Raytech before the Effective Date or paid pursuant to the Plan of Reorganization other than for PI Trust Claims) arising from or incurred in connection with PI Trust Claims, including, but not limited to, indemnification or contribution for such claims prosecuted against Reorganized Raytech.

                  (d) Nothing in this PI Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the Injunctions issued in connection with the Plan or the PI Trust's assumption of all liability for PI Trust Claims, subject to the provisions of Section 1.4(b) above.

                                    SECTION 2

                         POWERS AND TRUST ADMINISTRATION

         2.1      POWERS.

                  (a) The Trustees are and shall act as the fiduciaries to the PI Trust in accordance with the provisions of this PI Trust Agreement and the Plan. The Trustees shall, at all times, administer the PI Trust and the PI Trust assets in accordance with the purposes set forth in Section 1.2 above. Subject to the limitations set forth in this PI Trust Agreement, the Trustees shall have the power to take any and all actions that, in the judgment of the Trustees, are necessary or proper to fulfill the purposes of the PI Trust, including, without limitation, each power expressly granted in this Section 2.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of New York, without regard to conflict of law principles.

                  (b) Except  as  required  by   applicable   law  or  otherwise
specified herein, the Trustees need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

                  (c) Without limiting the generality of Section 2.1(a) above, and except as limited below, the Trustees shall have the power to:

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                      (i)     receive  and hold the PI  Trust  assets,  vote the
Reorganized Raytech Common Stock, and exercise all rights with respect to, and sell, any securities issued by Reorganized Raytech that are included in the PI Trust assets, subject to any restrictions set forth in the Restated Certificate of Reorganized Raytech;

                      (ii) invest the monies held from time to time by the the PI Trust;

                      (iii) sell, transfer, or exchange any or all of the PI Trust assets at such prices and upon such terms as the Trustees may consider proper, consistent with the other terms of this PI Trust Agreement;


                      (iv) enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the PI Trust to operate;

                      (v) pay liabilities and expenses of the PI Trust, including, but not limited to, PI Trust Expenses;

                      (vi) establish such funds, reserves and accounts within the PI Trust estate, as deemed by the Trustees to be useful in carrying out the purposes of the PI Trust;

                      (vii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding;

                      (viii) establish, supervise and administer the PI Trust in accordance with the Procedures and the terms thereof, a copy of which is annexed hereto as Exhibit 1;

                      (ix) appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing and forecasting, and other consultants and agents as the business of the PI Trust requires, and delegate to such persons such powers and authorities as the fiduciary duties of the Trustees permit and as the Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of this PI Trust;

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                      (x)     pay   employees,  legal,   financial,  accounting,
investment, auditing, and forecasting, and other consultants, advisors, and agents, including those engaged by the PI Trust in connection with its alternative dispute resolution activities, reasonable compensation;

                      (xi) compensate the Trustees, the TAC members, and the Legal Representative as provided below, and their employees, legal, financial, accounting, investment and other advisors, consultants, independent contractors, and agents, and reimburse the Trustees, the TAC members and the Legal Representative all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder;

                      (xii)   execute  and   deliver  such  instruments  as  the
Trustees consider proper in administering the PI Trust;

                      (xiii) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the PI Trust, provided such arrangements do not conflict with any other provision of this PI Trust Agreement;

                      (xiv) in accordance with Section 4.7 below, defend, indemnify and hold harmless (and purchase insurance indemnifying) (A) the Trustees and (B) the TAC, the Legal Representative, the officers and employees of the PI Trust ("the Additional Indemnitees"), and any agents, advisors and consultants of the Trustees, the PI Trust, the TAC or the Legal Representative, to the fullest extent that a corporation or trust organized under the law of the PI Trust's situs is from time to time entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisors and representatives;

                      (xv) delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the PI Trust assets to any one or more reputable individuals or recognized institutional investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in
Section 4.5 below;

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                      (xvi)   consult  with  Reorganized Raytech  at  such times
and with respect to such issues relating to the conduct of the PI Trust as the Trustees consider desirable;

                      (xvii) make, pursue (by litigation or otherwise), collect compromise or settle, in the name of the PI Trust or the name of Reorganized Raytech, any claim, right, action, or cause of action included in the PI Trust assets including, but not limited to, insurance recoveries, before any court of competent jurisdiction; provided that settlement of actions before the Bankruptcy Court require the approval of the Bankruptcy Court after notice to Reorganized Raytech;

                      (xviii) with the consent of the TAC and the Legal Representative, enter into any contract or otherwise engage in any transaction with any Trustee or any Entity affiliated with any Trustee, PROVIDED, HOWEVER,
(1) that such contract or such transaction is approved by the unanimous vote of the Trustees voting thereon, it being understood that to the extent permitted by law the usual rules prohibiting fiduciaries from dealing with themselves as individuals or from dealing with respect to any manner in which they have a personal interest shall not apply to the Trustees, and (2) that any contract or transaction entered into pursuant to this paragraph (xviii) shall be disclosed in the report to the Bankruptcy Court described in Section 2.2(c)(i).

                      (xix) with the consent of the TAC and the Legal Representative, become a member of, associate with, contract with, use the resources of, or purchase shares of any other claims resolution facility, or merge any claims facility of the Trust with another such facility, if the Trustees shall determine by unanimous vote that such claims resolution facility

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has the capacity to evaluate and/or pay Claims and Demands in a manner generally consistent with the purposes of the Trust and the Plan, and not inconsistent with the Procedures.

                  (d) The Trustees shall not have the power to guarantee any debt of other persons.

                  (e) The Trustees shall give the TAC, the Legal Representative and Reorganized Raytech prompt notice of (i) any material act performed or taken pursuant to Sections 2.1(c)(i), (iii), (vii), or (xv) above, it being understood that any sale of Reorganized Raytech common stock or other securities of Reorganized Raytech and any voting of common stock of Reorganized Raytech shall be deemed material for this purpose, and (ii) any act proposed to be performed or taken pursuant to Section 2.2(f) below.

         2.2      GENERAL ADMINISTRATION.

                  (a) The Trustees shall adopt and act in accordance with the PI Trust Bylaws. To the extent not inconsistent with the terms of this PI Trust Agreement, the PI Trust Bylaws shall govern the affairs of the PI Trust. In the event of an inconsistency between the PI Trust Bylaws and this PI Trust Agreement, the PI Trust Agreement shall govern.

                  (b) The Trustees shall (i) timely file such income tax and other returns and statements and shall timely pay all taxes required to be paid,
(ii) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (iii) meet without limitation all requirements necessary to qualify and maintain qualification of the PI Trust as a qualified settlement fund within the meaning of section 1.468B-1 ET SEQ. of the Treasury Regulations promulgated under section 468B of the IRC, and (iv) take no action that could cause the PI Trust to fail to qualify as a qualified settlement fund within the meaning of section 1.468B-1 ET SEQ. of the Treasury Regulations promulgated under section 468B of the IRC.

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                  (c) The Trustees shall timely account to the Bankruptcy  Court as follows:

                      (i) The Trustees shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within one hundred and twenty (120) days following the end of each fiscal year, an annual report containing financial statements of the PI Trust (including, without limitation, a statement of net assets of the PI Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustees and accompanied by an opinion of such firm as to the fairness of the financial statements' presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustees shall provide a copy of such report to the TAC, the Legal Representative, and Reorganized Raytech when such reports are filed with the Bankruptcy Court.

                      (ii) Simultaneously with delivery of each set of financial statements referred to in Article 2.2(c)(i) above, the Trustees shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements. The Trustees shall provide a copy of such report to the TAC, the Legal Representatives, and Reorganized Raytech when such report is filed.

                      (iii) All materials required to be filed with the Bankruptcy Court by this Section 2.2(c) shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court and shall be filed with the Office of the United States Trustee for the District of Connecticut.

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                  (d) The  Trustees  shall  cause  to  be  prepared  as  soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years. The Trustees shall provide a copy of the budget and cash flow projections to the TAC and the Legal Representative.

                  (e) The Trustees shall consult with the TAC and the Legal Representative (i) on the general implementation and administration of the PI Trust; (ii) on the general implementation and administration of the Procedures; and (iii) on such other matters as may be required under this PI Trust Agreement and the Procedures.

                  (f) The Trustees shall be required to obtain the consent of the TAC and the Legal Representative pursuant to the Consent Process set forth in Section 5.7(b) and 6.6(b) below, in addition to any other instances elsewhere enumerated, in order:

                      (i) to add to or change the schedule of Asbestos-Related Disease Categories or criteria set forth on Schedule A of the Procedures; to change the liquidated values for such categories set forth on Schedule B of the Procedures; or to begin processing and paying Level Two claims pursuant to section 5.2 of the Procedures;

                      (ii)    to   redetermine the Pro-rata Percentage described
in Section 4.2 of the Procedures;

                      (iii) to change the Claims Materials to be provided to holders of PI Trust Claims under Section 6.2 of the Procedures;

                      (iv) to change the form of release to be provided pursuant to Section 7.8 of the Procedures;

                      (v)     to  require  that  claimants   provide  additional
kinds of medical evidence pursuant to Section 7.1 of the Procedures;

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                      (vi)    to  terminate  the  PI  Trust  pursuant to Section
7.2 below;

                      (vii) to settle the liability of any insurer under any insurance policy or legal action related thereto;

                      (viii) to change the compensation of the members of the TAC, the Legal Representative or Trustees, other than to reflect cost-of-living increases or changes approved by the Bankruptcy Court as otherwise provided herein;

                      (ix) to amend any provision of the PI Trust Agreement or the Procedures;

                      (x) to take structural or other actions to minimize any tax on the PI Trust assets;

                      (xi) to amend the PI Trust Bylaws in accordance with the terms thereof; or

                      (xii) to merge any asbestos claims resolution organization formed by the PI Trust with another asbestos claims resolution organization that is not specifically created by this PI Trust Agreement or the Procedures, or to contract with, become a member of or purchase shares of another asbestos claims resolution organization or other entity that is not specifically created by this PI Trust Agreement or the Procedures, or permit any other party to join in any asbestos claims resolution organization that is formed by the PI Trust pursuant to the PI Trust Agreement or the Procedures; provided that such merger, contract, purchase or joinder shall not (a) subject Reorganized Raytech or any successor in interest to any risk of having any PI Trust Claim asserted against it or them, or (b) otherwise jeopardize the validity or enforceability of the section 524(g) injunction; and provided further that the terms of such merger will require the surviving organization to make decisions about the allowability and value of claims in accordance with

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Section 7.10 of the  Procedures  which  requires that such decisions be based on
(i) the provisions of the Procedures, and (ii) the Asbestos-Related Disease Categories and liquidated values for such Categories set forth on Schedules A and B of the Procedures, respectively.

                  (g) The Trustees shall meet with the TAC and the Legal Representative no less often than quarterly. The Trustees shall meet in the interim with the TAC and the Legal Representative when so requested by either.

                  (h) The Trustees, upon notice from either the TAC or the Legal Representative, if practicable in view of pending business, shall at their next meeting with the TAC or the Legal Representative consider issues submitted by the TAC or the Legal Representative.

         2.3      CLAIMS ADMINISTRATION.

                  The  Trustees   shall   promptly   proceed  to  implement  the
Procedures.

                                    SECTION 3

                       ACCOUNTS, INVESTMENTS, AND PAYMENTS

         3.1 ACCOUNTS. The Trustees may, from time to time, create such accounts and reserves within the PI Trust estate as they may deem necessary, prudent, or useful in order to provide for the payment of expenses and payment of PI Trust Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

         3.2 INVESTMENTS. Investment of monies held in the PI Trust shall be administered in the manner in which individuals of ordinary prudence, discretion, and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

                  (a) The PI Trust shall not acquire, directly or indirectly, equity in any entity (other than Reorganized Raytech or any successor to Reorganized Raytech) or business enterprise if, immediately following such

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acquisition,  the PI Trust  would hold more than 5% of the equity in such entity or business enterprise. The PI Trust shall not hold, directly or indirectly, more than 10% of the equity in any entity (other than Reorganized Raytech or any successor to Reorganized Raytech) or business enterprise except that, with the consent of the TAC and the Legal Representative, the PI Trust may purchase more than ten percent of the shares of a claims processing facility provided the primary purpose of said purchase is to facilitate participation in the facility for purpose of processing PI Trust claims. This provision, however, shall not apply to any entity or business the PI Trust may acquire as a result of litigation on fraudulent conveyance or other grounds against any shareholders or former shareholders of Raytech or Raymark or against any parties related to any such shareholders or former shareholders.

                  (b) The PI Trust shall not acquire or hold any long-term debt securities unless (i) such securities are PI Trust assets under the Plan, (ii) such securities are rated "Baa" or higher by Moody's, "BBB" or higher by Standard & Poor's ("S&P's"), or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, or (iii) have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

                  (c) The PI Trust shall not acquire or hold for longer than ninety (90) days any commercial paper unless such commercial paper is rated "Prime-1" or higher by Moody's or "A-1" or higher by S&P's or has been given an equivalent rating by another nationally recognized statistical rating agency.

                  (d) Excluding any securities by the Debtor or Reorganized Raytech, the PI Trust shall not acquire or hold any common or preferred stock or convertible securities unless such stock or securities are rated "A" or high by

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Moody's  or "A" or higher by S&P's or have been given an  equivalent  investment grade rating by another nationally recognized statistical rating agency.

                  (e) The PI Trust shall not acquire any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) if, following such acquisition, the aggregate market value of all debt securities and instruments issued by such entity held by the PI Trust would exceed 2% of the aggregate value of the PI Trust estate. The PI Trust shall not hold any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof and other than debt securities or other instruments of Reorganized Raytech or any successor to Reorganized Raytech) to the extent that the aggregate market value of all securities and instruments issued by such entity held by the PI Trust would exceed 5% of the aggregate value of the PI Trust assets.

                  (f) The PI Trust shall not acquire or hold any certificates of deposit unless all publicly held, long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in Section 3.2(b) above.

                  (g) The PI Trust may acquire and hold any securities or instruments issued by Reorganized Raytech or any successor to Reorganized Raytech, without regard to the limitations set forth in Subsections (a)-(f) above.

                  (h) The PI Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustees, they are adequately collateralized.

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                  (i) The PI Trust shall not acquire or hold any options.

         3.3 SOURCE OF PAYMENTS. All PI Trust expenses and payments and all liabilities with respect to claims shall be payable solely by the Trustees out of the PI Trust assets. Neither Raytech, Reorganized Raytech, their subsidiaries, any successor in interest or the present or former stockholders, directors, officers, employees or agents of Raytech, Reorganized Raytech, or their subsidiaries, nor the Trustees, the TAC or Legal Representative, or any of their officers, agents, advisors, or employees shall be liable for the payment of any PI Trust expense or any other liability of the PI Trust.

                                    SECTION 4

                                    TRUSTEES

         4.1      NUMBER.  There  shall  be   three (3)  Trustees.  The  initial
Trustees shall be those persons named on the signature page hereof (the "Initial Trustees").

         4.2 MANAGING TRUSTEE. One of the Initial Trustees selected by the Trustees shall serve as Managing Trustee. The Managing Trustee shall coordinate and schedule meetings of the Trustees and shall manage administrative matters that come before the Trust.

         4.3      TERM OF SERVICE.

                  (a) The Initial Trustees named pursuant to Article 4.1 above shall serve the staggered terms of three (3), four (4) and five (5) years as shown on the signature page hereof. Thereafter each term of service shall be five (5) years. The Initial Trustees shall serve from the Effective Date until the earlier of (i) the end of his or her term, (ii) his or her death, (iii) his or her resignation pursuant to Section 4.3(b) below, (iv) his or her removal pursuant to Section 4.3(c) below, or (v) the termination of the PI Trust pursuant to Section 7.2 below.

                  (b) A PI Trustee may resign at any time by written notice to the remaining Trustees, the TAC and the Legal Representative. Such notice shall specify a date when such resignation shall take place, which shall not be less than 90 days after the date such notice is given, where practicable.

                  (c) A Trustee may be removed by unanimous vote of the remaining Trustees in the event that he or she becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause. Good cause shall be deemed to include, without limitation, any substantial failure to comply with the general administration provisions of
Section 2.2 above, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustees hereunder, or repeated non-attendance at scheduled meetings. Such removal shall require the approval of the Bankruptcy Court and shall take effect at such time as the Bankruptcy Court shall determine.

         4.4      APPOINTMENT OF SUCCESSOR TRUSTEES.

                  (a) In the event of a vacancy in the position of PI Trustee, whether by term expiration, resignation or removal, the remaining Trustees shall consult with the TAC and the Legal Representative concerning appointment of a successor PI Trustee. The vacancy shall be filled by the unanimous vote of the remaining Trustees unless a majority of the TAC or the Legal Representative vetoes the appointment. In the event that the remaining Trustees cannot agree on a Successor PI Trustee, or a majority of the TAC or the Legal Representative vetoes the appointment of a successor PI Trustee, the Bankruptcy Court shall make the appointment. Nothing shall prevent the reappointment of a PI Trustee for an additional term or terms.

                  (b) Immediately upon the appointment of any Successor PI Trustee, all rights, titles, duties, powers and authority of the predecessor PI Trustee hereunder shall be vested in, and undertaken by, the Successor PI Trustee without any further act. No Successor PI Trustee shall be liable personally for any act or omission of his or her predecessor Trustees.

                  (c) Each Successor PI Trustee shall serve until the earlier of
(i) the end of a full term of five (5) years if the predecessor PI Trustee completed his or her term, (ii) the end of the remainder of the term of the PI Trustee whom he or she is replacing if said predecessor PI Trustee did not complete said term, (iii) his or her death, (iv) his or her resignation pursuant to Section 4.3(b) above, (v) his or her removal pursuant to Section 4.3(c) above, or (vi) the termination of the PI Trust pursuant to Section 7.2 below.

         4.5 LIABILITY OF TRUSTEES, OFFICERS AND EMPLOYEES. The Trustees and the individuals identified as Additional Indemnitees in Section 2.1(c)(xiv) above shall not be liable to the PI Trust, to any individual holding an asbestos claim, or to any other person, except for such individual's own breach of trust committed in bad faith or willful misappropriation. In addition, the Trustees and the Additional Indemnitees shall not be liable for any act or omission of any other Trustee or Additional Indemnitee unless such person acted with bad faith in the selection or retention of such other Trustee or Additional Indemnitee.

         4.6      COMPENSATION AND EXPENSES OF TRUSTEES.

                  (a) The Trustees shall receive compensation from the PI Trust for their services as Trustees in the amount of $25,000.00 per annum, plus a per diem allowance in the amount of $2,000.00 for Trustee meetings and, for Trustees other than the Managing Trustee only, for other PI Trust business performed. The Managing Trustee shall be compensated an additional $25,000 per annum for his or her services as Managing Trustee. For purposes of the per diem allowance, PI Trust business includes, but is not limited to, attendance at meetings of Reorganized Raytech's Board of Directors. For purposes of section 7.4 below, the Trustees shall determine the scope and duration of activities that constitute a meeting and, if the Trustees elect to provide for payment for activities of less than a full day's duration, may provide for partial payment of per diem amounts on a proportional basis for activities of less than a full day's duration. The per annum and per diem compensation payable to the Trustees hereunder shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the Trustees shall be made subject to the approval of the Bankruptcy Court.

                  (b) The PI Trust will promptly reimburse the Trustees for all reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder.

                  (c) The PI Trust shall include a description of the amounts paid under this Section 4.6 in the accounts to be filed with the Bankruptcy Court and provided to the TAC, the Legal Representative, and Reorganized Raytech pursuant to Section 2.2(c)(i).

         4.7      INDEMNIFICATION OF TRUSTEES AND ADDITIONAL INDEMNITEES.

                  (a) The PI Trust shall indemnify and defend

                      (i)     the Trustees;

                      (ii)    the Additional Indemnitees,

                      (iii) any agents, advisors or consultants to the TAC to the extent agreed by the TAC, and

                      (iv) any agents, advisors or consultants to the Legal Representative to the extent agreed by the Legal Representative in the performance of their duties hereunder to the fullest extent that a corporation or trust organized under the laws of the PI Trust's situs is from time to time entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties. The Trustees may at their discretion agree to indemnify any agents, advisors, or consultants to the Trustees or the PI Trust to the same extent or to a lesser extent. Notwithstanding the foregoing, no

Trustee or Additional Indemnitee shall be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which he or she is ultimately liable under Section 4.5 above.

                  (b) Reasonable expenses, costs and fees (including attorneys' fees and costs) incurred by or on behalf of a PI Trustee or Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative from which they are indemnified by the PI Trust pursuant to Section 4.7(a) above, shall be paid by the PI Trust in advance of the final disposition thereof upon receipt of an undertaking, by or on behalf of the Trustees or Additional Indemnitee, to repay such amount in the event that it shall be determined ultimately by final order that such PI Trustee or Additional Indemnitee is not entitled to be indemnified by the PI Trust.

                  (c) The Trustees may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a PI Trustee or Additional Indemnitee including against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a PI Trustee, TAC member, Legal Representative, officer, employee, agent or other representative.

         4.8 TRUSTEES' LIEN. The Trustees, the TAC, the Legal Representative, and the Additional Indemnitees shall have a first priority lien upon the PI Trust assets to secure the payment of any amounts payable to them pursuant to Section 4.7 above.

         4.9 TRUSTEES' EMPLOYMENT OF EXPERTS. The Trustees may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors and forecasters, and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them, and the opinion of or information provided by any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the written opinion of or information provided by any such party.

         4.10 TRUSTEES' INDEPENDENCE. The Trustees shall not, during the term of their service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for Reorganized Raytech. Notwithstanding the foregoing, any PI Trustee may serve, without any additional compensation other than the per diem compensation to be paid by the PI Trust pursuant to
Section 4.6(a) above, as a director of Reorganized Raytech. No PI Trustee shall knowingly act as an attorney for any person who holds a PI Trust Claim.

         4.11 BOND. The Trustees shall not be required to post any bond or other form of surety or security unless so ordered by the Bankruptcy Court.

                                    SECTION 5

                            TRUST ADVISORY COMMITTEE

         5.1 MEMBERS. The TAC shall consist of three members, who shall initially be the persons named on the signature page hereof.

         5.2 DUTIES. The members of the TAC shall serve in a fiduciary capacity representing all holders of present PI Trust Claims. The Trustees must consult with the TAC on matters identified in Section 2.2(e) above and in other provisions herein, and must obtain the consent of the TAC on matters identified in Section 2.2(f) above. Where provided in the Procedures, certain actions by the Trustees are also subject to the consent of the TAC.

         5.3      TERM OF OFFICE.

                  (a) The initial members of the TAC shall serve the staggered three (3), four (4) or five (5) year terms shown on the signature pages hereof. Thereafter each term of service shall be five (5) years. A member of the TAC shall serve until the earlier of (i) the end of his or her term; (ii) his or her death, (iii) his or her resignation pursuant to Section 5.3(b) below, (iv) his or her removal pursuant to Section 5.3(c) below, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.

                  (b) A member of the TAC may resign at any time by written notice to the other members of the TAC, the Trustees and the Legal
Representative. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

                  (c) A member of the TAC may be removed in the event that he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated non-attendance at scheduled meetings. Such removal shall be made at the recommendation of the remaining members of the TAC with the approval of the Bankruptcy Court.

         5.4      APPOINTMENT OF SUCCESSOR.

                  (a) A vacancy caused by resignation or removal or term expiration Shall be filled by the unanimous vote of the remaining members of the TAC. In the event they are unable to agree on a successor, the vacancy shall be filled by the Bankruptcy Court.

                  (b) Each successor TAC member shall serve until the earlier of
(i) the end of a full term of five (5) years if the predecessor member completed his or her term, (ii) the end of the remainder of the term of the member whom he or she is replacing if said predecessor member did not complete said term, (iii) his or her death, (iv) his or her resignation pursuant to Section 5.3(b) above,
(v) his or her removal pursuant to Section 5.3(c) above, or (vi) the termination of the PI Trust pursuant to Section 7.2 below.

         5.5      TAC'S EMPLOYMENT OF PROFESSIONALS.

                  (a) The TAC may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the TAC to be qualified as experts on matters submitted to the TAC (the "Professionals"). The TAC and its Professionals shall have complete access to the PI Trust's officers, employees and agents, as well as to the Professionals retained by the PI Trust, and shall also have complete access to all information generated by them or otherwise available to the PI Trust or the Trustees, however, such complete access shall be subject to reasonable claims of privilege, execution of reasonable confidentiality agreements where circumstances require, and shall not include access to information on individual claimants or claims or individual law firms identified by name. In the absence of gross negligence, the opinion of or information provided by any Professional deemed by the TAC to be qualified as an expert on the particular matter submitted to the TAC shall be full and complete authorization and protection in support of any action taken or not taken by the TAC in good faith and in accordance with the opinion of or information provided by the Professional.

                  (b) The Trust shall promptly reimburse, or pay directly if so instructed, the TAC for all reasonable fees and costs associated with the TAC's employment of legal counsel pursuant to this provision in connection with the TAC's performance of its duties hereunder. The Trust shall also promptly reimburse, or pay directly if so instructed, the TAC for all reasonable fees and costs associated with the TAC's employment of any other Professional pursuant to this provision in connection with the TAC's performance of its duties hereunder; provided, however, that (i) the TAC has first submitted to the Trust a written request for such reimbursement setting forth the reasons (A) why the TAC desires to employ such Professional, and (B) why the TAC cannot rely on Professionals retained by the Trust to meet the need of the TAC for such expertise or advice, and (ii) the Trust has approved the TAC's request for reimbursement in writing. If the Trust agrees to pay for the TAC Professional, such reimbursement shall be treated as a Trust Expense. If the Trust declines to pay for the TAC Professional, it must set forth its reasons in writing. If the TAC still desires to employ such Professional at Trust expense, the TAC and/or the Trustees shall resolve their dispute pursuant to the procedures set forth in Section 7.13 below.

         5.6      COMPENSATION AND EXPENSES OF TAC.

                  (a) The members of the TAC shall receive compensation from the PI Trust for their services as TAC members in the amount of $10,000.00 per annum, plus a per diem allowance for attendance at meetings or other conduct of PI Trust business in the amount of $1,000.00. For purposes of section 7.4 below, the TAC shall determine the scope and duration of activities that constitute a meeting and, if the TAC elects to provide for payment for activities of less than a full day's duration, it may provide for partial payment of per diem amounts on a proportional basis for activities of less than a full day's duration. The per annum and per diem compensation payable to the TAC hereunder shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the TAC shall be made only pursuant to the Consent Process described in section 5.7(b) below, and then subject to approval by the Bankruptcy Court.

                  (b) The PI Trust will promptly reimburse the members of the TAC for all reasonable out-of-pocket costs and expenses incurred by the TAC members in connection with the performance of their duties hereunder. Such reimbursement or direct payment shall be deemed a PI Trust expense.

                  (c) The PI Trust shall include a description of the amounts paid under this Section 5.6 in the accounts to be filed with the Bankruptcy Court and provided to the Trustees, the Legal Representative, and Reorganized Raytech pursuant to Section 2.2(c)(i).

         5.7 PROCEDURES FOR CONSULTATION WITH AND OBTAINING THE CONSENT OF THE TAC.

                  (a) CONSULTATION PROCESS.

                      (i) In the event the Trustees are required to consult with the TAC pursuant to Section 2.2(e) above or on other matters as provided herein, the Trustees shall provide the TAC with written advance notice of the matter under consideration and, subject to reasonable claims of privilege, with as much relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustees shall also provide the TAC with such reasonable access to experts retained by the PI Trust and its staff (if any) as the TAC may reasonably request during the time that the Trustees are considering such matter, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustees.

                      (ii) The Trustees shall take into consideration the time required for the TAC, if its members so wish, to engage and consult with its own independent financial or investment advisors as to such matter.

                  (b) CONSENT PROCESS.

                      (i) In the event the Trustees are required to obtain the consent of the TAC pursuant to Section 2.2(f) above, the Trustees shall provide the TAC with a written notice stating that their consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustees propose to take, and explaining in detail the reasons why the Trustees desire to take such action. The Trustees shall provide the TAC as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances, subject to reasonable claims of privilege. The Trustees shall also provide the TAC with such reasonable access to experts retained by the PI Trust and its staff (if any) as the TAC may reasonably request during the time that the Trustees are considering such action, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustees.

                      (ii) The TAC must consider in good faith and in a timely fashion any request for its consent by the Trustees, and must in any event advise the Trustees in writing of its consent or its objection to the proposed action within 30 calendar days of receiving the original request for consent from the Trustees. The TAC may not withhold its consent unreasonably. If the TAC decides to withhold its consent, it must explain in detail its objections to the proposed action. If the TAC does not advise the Trustees in writing of its consent or its objections to the action within 30 days of receiving notice regarding such request, the TAC's consent to the proposed actions shall be deemed to have been affirmatively granted.

                      (iii) If, after following the procedures specified in this Section 5.7(b), the TAC continues to object to the proposed action and to withhold its consent to the proposed action, the Trustees and/or the TAC shall resolve their dispute pursuant to the procedures set forth in Section 7.13.

                                    SECTION 6

                            THE LEGAL REPRESENTATIVE

         6.1 DUTIES. The Legal Representative shall be the individual identified on the signature pages hereto. He or she shall serve in a fiduciary capacity, representing the interests of the holders of future PI Trust Claims for the purpose of protecting the rights of such persons. The Trustees must consult with the Legal Representative on matters identified in Section 2.2(e) above and on certain other matters provided herein, and must obtain the consent of the Legal Representative on matters identified in Section 2.2(f) above. Where provided in the Procedures, certain actions by the Trustees are also subject to the consent of the Legal Representative.

         6.2      TERM OF OFFICE.

                  (a) The Legal  Representative shall serve until the earlier of
(i) his or her death, (ii) his or her resignation pursuant to Section 6.2(b) below, (iii) his or her removal pursuant to Section 6.2(c) below, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.

                  (b) The Legal Representative may resign at any time by written notice to the Trustees. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

                  (c) The Legal Representative may be removed by the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties hereunder, such as repeated non-attendance at scheduled meetings.

         6.3 APPOINTMENT OF SUCCESSOR. A vacancy caused by resignation shall be filled with an individual nominated prior to the effective date of the resignation by the resigning Legal Representative, and a vacancy caused by death or removal of the Legal Representative shall be filled with an individual nominated by the Trustees, the TAC or both. In any case, the nominee shall be subject to the approval of the Court.

         6.4      LEGAL REPRESENTATIVE'S EMPLOYMENT OF PROFESSIONALS.

                  (a) The Legal Representative may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the

Legal Representative to be qualified as experts on matters submitted to the Legal Representative (the "Professionals"). The Legal Representative and his or her experts shall have complete access at reasonable times to the PI Trust's officers, employees and agents, as well as to the Professionals retained by the PI Trust, and shall also have complete access to all information generated by them or otherwise available to the PI Trust or the Trustees; however, such complete access shall be subject to reasonable claims of privilege, execution of reasonable confidentiality agreements where circumstances require, and shall not include access to information on individual claimants or claims or individual law firms identified by name. In the absence of gross negligence, the opinion of or information provided by any Professional deemed by the Legal Representative to be qualified as an expert on the particular matter submitted to the Legal Representative shall be full and complete authorization and protection in support of any action taken or not taken by the Legal Representative in good faith and in accordance with the opinion of or information provided by the Professional.

                  (b) The Trust shall promptly reimburse, or pay directly if so instructed, the Legal Representative for all reasonable fees and costs associated with the Legal Representative's employment of legal counsel pursuant to this provision in connection with the Legal Representative's performance of his or her duties hereunder. The Trust shall also promptly reimburse, or pay directly if so instructed, the Legal Representative for all reasonable fees and costs associated with the Legal Representative's employment of any other
Professionals pursuant to this provision in connection with the Legal Representative's performance of his or her duties hereunder; provided, however, that (i) the Legal Representative has first submitted to the Trust a written request for such reimbursement setting forth the reasons (A) why the Legal Representative desires to employ the Professional, and (B) why the Legal

Representative cannot rely on Professionals retained by the Trust to meet the need of the Legal Representative for such expertise or advice, and (ii) the Trust has approved the Legal Representative's request for reimbursement in writing. If the Trust agrees to pay for the Legal Representative's Professional, such reimbursement shall be treated as a Trust Expense. If the Trust declines to pay for the Legal Representative's Professional, it must set forth its reasons in writing. If the Legal Representative still desires to employ the Professional at Trust expense, the Legal Representative and/or the Trustees shall resolve their dispute pursuant to the procedures set forth in Section 7.13 below.

         6.5      COMPENSATION AND EXPENSES OF THE LEGAL REPRESENTATIVE.

                  (a) The Legal Representative shall receive compensation from the PI Trust for his or her services as the Legal Representative in the amount of $25,000.00 per annum, plus payment at the Legal Representative's normal hourly rate for services performed over and above fifty (50) hours per year. The per annum compensation payable to the Legal Representative hereunder shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the Legal Representative shall be made only pursuant to the Consent Process described in section 6.6(b) below, and then subject to approval by the Bankruptcy Court.

                  (b) The  PI  Trust   will   promptly   reimburse   the  Legal
Representative for all reasonable out-of-pocket costs and expenses incurred by the Legal Representative in connection with the performance of his or her duties hereunder. Such reimbursement or direct payment shall be deemed a PI Trust expense.

                  (c) The PI Trust shall include a description of the amounts paid under this Section 6.5 in the accounts to be filed with the Bankruptcy Court and provided to the Trustees, the Legal Representative, and Reorganized Raytech pursuant to Section 2.2(c)(i).

         6.6 PROCEDURES FOR CONSULTATION WITH AND OBTAINING THE CONSENT OF THE LEGAL REPRESENTATIVE.

                  (a) CONSULTATION PROCESS.

                      (i) In the event the Trustees are required to consult with the Legal Representative pursuant to Section 2.2(e) above or on any other matters specified herein, the Trustees shall provide the Legal Representative with written advance notice of the matter under consideration and with as much relevant information concerning the matter as is reasonably practicable under the circumstances, subject to reasonable claims of privilege. The Trustees shall also provide the Legal Representative with such reasonable access to experts retained by the PI Trust and its staff (if any) as the Legal Representative may reasonably request during the time that the Trustees are considering such matter, and shall also provide the Legal Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustees.

                      (ii) The Trustees shall take into consideration the time required for the Legal Representative, if he or she so wishes, to engage and consult with its own independent financial or investment advisors as to such matter.

                  (b) CONSENT PROCESS.

                      (i) In the event the Trustees are required to obtain the consent of the Legal Representative pursuant to Section 2.2(f) above, the Trustees shall provide the Legal Representative with a written notice stating that his or her consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustees propose to take, and explaining in detail the reasons why the Trustees desire to take such action. The Trustees shall provide the Legal Representative as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances, subject to reasonable claims of privilege. The Trustees shall also provide the Legal Representative with such reasonable access to experts retained by the PI Trust and its staff (if any) as the Legal Representative may reasonably request during the time that the Trustees are considering such action, and shall also provide the Legal Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustees.

                      (ii) The Legal Representative must consider in good faith and in a timely fashion any request for his or her consent by the Trustees, and must in any event advise the Trustees in writing of his or her consent or objection to the proposed action within 30 days of receiving the original request for consent from the Trustees. The Legal Representative may not withhold his or her consent unreasonably. If the Legal Representative decides to withhold consent, he or she must explain in detail his or her objections to the proposed action. If the Legal Representative does not advise the Trustees in writing of his or her consent or objections to the proposed action within 30 days of receiving the notice from the Trustees regarding such consent, the Legal Representative's consent shall be deemed to have been affirmatively granted.

                      (iii) If, after following the procedures specified in this Section 5.7(b), the Legal Representative continues to object to the proposed action and to withhold its consent to the proposed action, the Trustees and/or the Legal Representative shall resolve their dispute pursuant to the procedures set forth in Section 7.13.

                                    SECTION 7

                               GENERAL PROVISIONS

         7.1      IRREVOCABILITY.  The PI Trust is irrevocable.

         7.2      TERMINATION.

                  (a) The PI Trust shall automatically terminate on the date (the "Termination Date") ninety (90) days after the first to occur of the following events:

                      (i) the Trustees decide to terminate the PI Trust because (A) they deem it unlikely that new asbestos claims will be filed against the PI Trust, (B) all PI Trust Claims duly filed with the PI Trust have been liquidated and paid to the extent provided in this PI Trust Agreement and the Procedures or disallowed by a final, non-appealable order, to the extent possible based upon the funds available through the Plan, and (C) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the PI Trust; or

                      (ii) if the Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the PI Trust in a manner consistent with this PI Trust Agreement and the Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order;

                      (iii) if in the judgment of the Trustees concerned and by the TAC and the Legal Representative, the continued administration of the Trust is uneconomic or inimical to the best interests of the persons holding Asbestos Related Claims and Demands and the Trustees have obtained an order of the Court that the termination of the Trust will not expose or subject Reorganized Raytech or any successor in interest to any increased or undue risk of having any Asbestos Related Claims and Demands asserted against it or them or in any way jeopardize the validity or enforceability of the Permanent Channeling Injunction; or

                      (iv) to the extent that any rule against perpetuities shall be deemed applicable to the PI Trust, twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendants of Joseph P. Kennedy, Sr., of Massachusetts living on the date hereof.

                  (b) On the Termination Date, after payment of all the PI Trust's liabilities have been provided for, all monies remaining in the PI Trust estate shall be given to such organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustees using their reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) shall be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos related lung disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to Reorganized Raytech within the meaning of section 468B(d)(3) of the Internal Revenue Code. Notwithstanding any contrary provision of the Plan and related documents, this Section 7.2(b) cannot be modified or amended.

         7.3 AMENDMENTS. The Trustees, after consultation with the TAC and the Legal Representative, and subject to the consent of the TAC and the Legal Representative, may modify or amend this PI Trust Agreement or any document annexed to it, including, without limitation, the PI Trust Bylaws or the Procedures. Any modification or amendment made pursuant to this Article must be done in writing. Notwithstanding anything contained in this PI Trust Agreement to the contrary, neither this PI Trust Agreement, the PI Trust Bylaws, the Procedures, nor any document annexed to the foregoing shall be modified or amended in any way that could jeopardize, impair, or modify the applicability of section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the injunction entered thereunder, or the PI Trust's qualified settlement fund status under Section 468B of the Internal Revenue Code.

         7.4 MEETINGS. The Trustees, the TAC, and the Legal Representative, shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, in person or by telephone conference call, on PI Trust matters with the TAC, the Legal Representative, or Trustees, as applicable. A Trustee shall also be deemed to have attended a meeting in the event he or she spends a substantial portion of the day conferring in person or by telephone with a claimant or his or her legal representative pursuant to the Trustees Conference provision in Section 5.2(b)(5) of the Procedures, or in engaging in activities related to Reorganized Raytech, including attendance at its Board of Directors meetings. The Trustees, the TAC and the Legal Representative shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of Sections 4.6, 5.6, and 6.5 above.

         7.5 SEVERABILITY. Should any provision in this PI Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this PI Trust Agreement.

         7.6 NOTICES. Notices to persons asserting claims shall be given by first class mail, postage prepaid, at the address of such person, or, where applicable, such person's legal representative, in each case as provided on such person's claim form submitted to the PI Trust with respect to his or her Asbestos Disease Claim.

                  (a) Any notices or other communications required or permitted hereunder to the following parties shall be in writing and delivered at the addresses designated below, or sent by telex, telecopy or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished in writing to each of the other parties listed below in compliance with the terms hereof.

To the PI Trust through the Trustees:

         Richard A. Lippe
         Meltzer, Lippe, Goldstein, Wolf, Schlissel & Sazer
         The Chancery
         190 Willis Avenue
         Mineola, NY  11501

         With a copy to:

         George A. Davidson
         Hughes Hubbard & Reed LLP
         One Battery Park Plaza
         New York, NY  10004

To the TAC:

Frederick M. Baron
Baron & Budd, P.C.
3102 Oak Lawn Avenue
Suite 1100
Dallas, Texas  75219

Robert I. Komitor
Levy, Phillips & Konigsberg LLP
520 Madison Avenue, 4th Floor
New York, NY  10022

Robert B. Steinberg
Rose, Klein & Marias
801 South Grand, 18th Floor
Los Angeles, CA  90017
Tel:  213 626-0571
Fax:  213 623-7755

With a copy to:

Counsel to be designated by the TAC, if the TAC so directs in writing to the Trustees


To the Legal Representative:

Robert F. Carter
Carter & Civitello
Woodbridge Office Park
One Bradley Road, Suite 301
Woodbridge, Ct.  06525
Tel:  203-389-7000
Fax:  203-389-7004

With a copy to:

Counsel to be designated by the Legal
Representative, if the Legal Representative so directs in writing to the Trustees

To Reorganized Raytech:

Daniel H. Golden
David Botter
Akin, Gump, Strauss, Hauer & Feld, LLP
590 Madison Avenue
New York, NY  10022
Tel:  212-872-1000
Fax:  212-872-1002

                  (b) All such notices and communications if mailed shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return transmission.

         7.7 SUCCESSORS AND ASSIGNS. The provisions of this PI Trust Agreement shall be binding upon and inure to the benefit of Raytech, the PI Trust, the Trustees and Reorganized Raytech, and their respective successors and assigns, except that neither Raytech, the PI Trust, the Trustees nor Reorganized Raytech may assign or otherwise transfer any of its, or their, rights or obligations under this PI Trust Agreement except, in the case of the PI Trust and the Trustees, as contemplated by Section 2.1 above.

         7.8 LIMITATION ON CLAIM INTERESTS FOR SECURITIES LAWS PURPOSES. PI Trust Claims, and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument;
(c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest; provided, however, that clause (a) of this
Section 7.8 shall not apply to the holder of a claim that is subrogated to a PI Trust Claim as a result of its satisfaction of such PI Trust Claim.

         7.9 ENTIRE AGREEMENT; NO WAIVER. The entire agreement of the parties relating to the subject matter of this PI Trust Agreement is contained herein and in the documents referred to herein, and this PI Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

         7.10 HEADINGS. The headings used in this PI Trust Agreement are inserted for convenience only and do not constitute a portion of this PI Trust Agreement, nor in any manner affect the construction of the provisions of this PI Trust Agreement.

         7.11 GOVERNING LAW. This PI Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to New York conflict of law principles.

         7.12 SETTLOR REPRESENTATIVE AND COOPERATION. Raytech is hereby irrevocably designated as the Settlor, and it is hereby authorized to take any action required of the Settlor in connection with the PI Trust Agreement. Raytech agrees to cooperate in implementing the goals and objectives of this PI Trust.

         7.13 DISPUTE RESOLUTION. Any disputes that arise under this PI Trust Agreement or under the Procedures, other than disputes arising under the Procedures concerning the PI Trust's classification of claims which disputes shall be resolved pursuant to Section 5.2(b)(4) of the Procedures, shall be resolved by reference to an alternative dispute resolution process mutually agreeable to the parties involved. Such agreement must be reached within sixty
(60) days of the initial communication of the dispute by the disputing party. If no agreement is reached on the process within sixty (60) days, the parties shall jointly apply to the Bankruptcy Court for appointment of an arbitrator who shall establish the process for decision. Should any party to the alternative dispute resolution process be dissatisfied with the decision of the arbitrator(s), then the party may apply within thirty (30) days of the decision to the Bankruptcy Court for a judicial determination of the matter. Respecting only disputes resulting from the Legal Representative's retention of professionals under section 6.4(b) above, should the dispute not be resolved within thirty (30) days, the parties are relieved of the requirement to pursue alternative dispute resolution prior to application to the Bankruptcy Court. Notwithstanding anything else herein contained, to the extent any provision of this PI Trust Agreement is inconsistent with any provision of the Plan, the Plan shall control.

         7.14 ENFORCEMENT AND ADMINISTRATION. The provisions of this PI Trust Agreement and the Procedures attached hereto shall be enforced by the Bankruptcy Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees and over any disputes hereunder not resolved by alternative dispute resolution in accordance with Section 7.13 above.

         7.15 EFFECTIVENESS. This PI Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto.

         7.16     COUNTERPART  SIGNATURES.  This  PI  Trust  Agreement  may   be
executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

                             SIGNATURE PAGE FOLLOWS.

         IN WITNESS WHEREOF, the parties have executed this PI Trust Agreement this _____ day of ________________________, _______.

                                            SETTLOR:  RAYTECH


                                            By: /S/ ALBERT A. CANOSA
                                                --------------------------------


                                            Name: /S/ ALBERT A. CANOSA
                                                  ------------------------------


                                            Title: PRESIDENT AND
                                                   CHIEF EXECUTIVE OFFICER
                                                   -----------------------------



                                            TRUSTEES


                                            /S/ RICHARD A. LIPPE
                                            ------------------------------------
                                                               (Three-year Term)


                                            /S/ ARCHIE R. DYKES
                                            ------------------------------------
                                                                (Four-year Term)


                                            /S/ STEPHEN C. HALPERN
                                            ------------------------------------
                                                                (Five-year Term)

         The following have agreed to serve as the advisors to the TAC on the terms set forth in this PI Trust Agreement.


                                            TRUST ADVISORY COMMITTEE


                                            /S/ ROBERT I. KOMITOR
                                            ------------------------------------
                                                               (Three-year Term)


                                            /S/ FREDERICK M. BARON
                                            ------------------------------------
                                                                (Four-year Term)


                                            /S/ ROBERT B. STEINBERG
                                            ------------------------------------
                                                                (Five-year Term)


         The following has agreed to serve as the Legal Representative on the terms set forth in this PI Trust Agreement.


                                            LEGAL REPRESENTATIVE


                                            /S/ ROBERT F. CARTER
                                            ------------------------------------